Exhibit 99.1

Finjan Signs Licensing Agreement with F5 Networks
Finjan closes a record year with more than $18M in revenue and $13M in cash

EAST PALO ALTO, CA – 01/03/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced that on December 30, 2016, its subsidiary Finjan, Inc. closed a Confidential Patent License Agreement with F5 Networks, Inc. a leading secure application provider based in Seattle Washington.

“The F5 license agreement is meaningful as it is the first under our enhanced licensing program initiated to streamline efforts, reduce costs and improve efficiencies. As a result of our enforcement efforts we closed a record year at Finjan with more than $18 million in revenue, an almost four-fold increase over 2015,” said Phil Hartstein, President and CEO of Finjan Holdings. “Through 2016 we successfully defended our patent portfolio in both our first Blue Coat and the Sophos trials, settled our litigation with Proofpoint while continuing enforcement in a number of other actions, engaged in dozens of new licensing discussions and invested in our emerging businesses.  We believe we will see continued revenue growth in 2017 as our licensing program gains momentum, several large litigation cases are finalized, and as we move more deeply into mobile security.”

Finjan has pending infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks., Blue Coat Systems, Inc. and ESET relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN HOLDINGS, INC.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ.

Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
KCSA Strategic Communications
(650) 282-3245
investors@finjan.com